                                                                    EXHIBIT 10.9

                                     LEASE
                                     -----



                                    Between




                                RONALD G. ROTH
                                --------------

                                   as Lessor




                                      and




                          SCHEIN PHARMACEUTICAL, INC.
                          ---------------------------

                                   as Lessee

                          SCHEIN PHARMACEUTICAL INC.

                               TABLE OF CONTENTS


Paragraph No.                 Heading                             Page No.
    1           PARTIES                                             1
    2           PREMISES                                            1
    3           RENT                                                1,2
    4           TERM AND OPTION                                     2,3,4,5
    5           SECURITY DEPOSIT                                    5
    6           USE OF PREMISES                                     5,6
    7           MAINTENANCE, REPAIRS AND ALTERATIONS                7,8,9
    8           INSURANCE AND INDEMNITY                             9,10,11
    9           DAMAGE OR DESTRUCTION                               12,13,14
   10           REAL PROPERTY TAXES                                 15,16
   11           UTILITIES                                           16
   12           ASSIGNMENT AND SUBLETTING                           16,17
   13           DEFAULTS; REMEDIES                                  18,19,20
   14           CONDEMNATION                                        20,21
   15           BROKER'S FEE                                        21
   16           ESTOPPEL CERTIFICATE                                21
   17           LESSOR'S LIABILITY                                  21,22
   18           SEVERABILITY                                        22
   19           INTEREST ON PAST DUE OBLIGATIONS                    22
   20           TIME IS OF THE ESSENCE                              22
   21           ADDITIONAL RENT                                     22
   22           INCORPORATION OF PRIOR AGREEMENTS;
                 AMENDMENTS                                         22
   23           NOTICES                                             22,23


Paragraph No.                 Heading                             Page No.
   24           WAIVERS                                             23
   25           RECORDING                                           23
   26           HOLDING OVER                                        23
   27           CUMULATIVE REMEDIES                                 23
   28           COVENANTS AND CONDITIONS                            23
   29           BINDING EFFECT; CHOICE OF LAW                       23
   30           SUBORDINATION                                       23,24
   31           ATTORNEY'S FEES                                     24
   32           LESSOR'S ACCESS                                     24
   33           AUCTIONS                                            24
   34           SIGNS                                               24
   35           CONSENTS                                            25
   36           GUARANTOR                                           25
   37           QUIET POSSESSION                                    25
   38           OPTIONS                                             25,26
   39           MULTIPLE TENANT BUILDING                            26
   40           SECURITY MEASURES                                   26
   41           EASEMENTS                                           26
   42           PERFORMANCE UNDER PROTEST                           27
   43           AUTHORITY                                           27
   44           INSURING PARTY                                      27

                                     LEASE


     1. PARTIES. This LEASE, dated, for reference purposes only, this 16th day of February, 1990, is made by and between RONALD G. ROTH, an unmarried man whose address is 4515 S. McClintock Dr., Suite 220, Tempe, Arizona 85282 (hereafter called "LESSOR") and SCHEIN PHARMACEUTICAL, INC., a Delaware Corporation whose present address is 26 Harbor Park Drive, Port Washington, New York 11050 (hereafter called "LESSEE").

     2. PREMISES. Lessor hereby leases to Lessee, and Lessee leases from Lessor, for the term, at the rental and upon all the conditions set forth herein, that certain real property situated in the County of Maricopa, State of Arizona, commonly known as ABCO/43RD AVE. DISTRIBUTION BLDG, PH II, Phoenix, Arizona, and described as an approximate 171,187 square feet of to be constructed multi-tenant industrial space, together with certain improvements to be constructed therein at Lessor's sole cost and expense, (see Exhibits
"A" through "E" attached hereto). Office improvements are to be constructed by Lessor at its sole cost and expense, as shown on Exhibit "B" attached hereto. The building tenant improvements and the parking lot improvements are hereinafter collectively referred to as "Tenant Improvements." Lessor hereby agrees to use its best efforts to complete the premises for Tenant fixturization by July 15, 1990.

     The building is located at 1825 S. 43rd Avenue, Phoenix, Arizona (see Exhibit "C" for legal description), hereinafter referred to as the "Real Property".

     The building shall be in conformity with plans and specifications that have been, or will be, approved jointly by Lessor and by Lessee.

     Lessee shall have designated and/or defined exclusive use of specific parking facilities on the Real Property, as reflected on Exhibit "D".

     The square footage of the building space being leased under the terms hereof, is approximately 81,514 square feet.

     Any improvements to the Premises, in addition to the Tenant Improvements described above, which may be desired by Lessee from time to time during the Term of this Lease, as may be extended, shall be constructed or installed by Lessor if requested by Lessee, and provided that Lessor agrees to do so. In the event Lessor agrees to construct or install such improvements, all costs of such construction and/or installation shall be paid by Lessee to Lessor at such times, and in such amounts as may be reasonably agreed to by Lessor and Lessee.

     Such real property, including land and improvements, and the parking facilities, as above described, are hereafter called "the Premises".

     3.   RENT

          3.1 Lessee shall pay to Lessor as Rent for the Premises during the Initial Term of 120 months, the following amounts:

               (a) For the 1st through the 36th months of the Initial Term of the Lease, the Rent shall be $22,354.21 per month, plus taxes, if any, imposed upon such rent by any taxing authority, excluding Federal and State Income Tax.

               (b) For the 37th through the 60th months of the Initial Term of the Lease, the Rent shall be $24,356.91 per month, plus taxes, if any, imposed upon such rent by any taxing authority, excluding Federal and State Income Tax.

               (c) During the 61st through the 96th months of the Initial Term of the Lease, the rent shall be $25,812.52 per month, plus taxes, if any, imposed upon such rent by any taxing authority, excluding Federal and State Income Tax.
               (d) For the 97th through the 120th months of the Initial Term of the Lease, the rent shall be the sum of $28,086.12 per month, plus taxes, if any, imposed upon such rent by any taxing authority, excluding Federal and State Income Tax.

     All rent due shall be paid on or before the first day of the month for which such rent is due during the term of this Lease, and during any extended term of this Lease if the Option to Extend (Par. 4.5) is exercised.

          3.2 The Monthly Rental, during the First Extended Option Term, (defined as Years 11 through 15) shall be as follows:

               (a) During the 60 months of the First Extended Option Term, the monthly rent shall be $29,566.25 per month, plus taxes, if any, imposed upon such rent by any taxing authority, excluding Federal and State Income Tax.

          3.3 The Monthly Rental during the Second Extended Option Term, (defined as Years 16 through 20) shall be as follows:

               (a) During the 60 months of the Second Extended Term of the Lease, the monthly rental shall be the sum of $31,079.26 per month, plus taxes, if any, imposed upon such rent by any taxing authority, excluding Federal and State Income Tax.

          3.4 The Monthly Rental during the Third Extended Option Term, (defined as Years 21 through 25) shall be as follows:

               (a) During the 60 months of the Third Extended Term of the Lease, the monthly rental shall be the sum of $33,941.15 per month, plus taxes, if any imposed upon such rent by any taxing authority, excluding Federal and State Income Tax.

     4.   TERM AND OPTION.

          4.1 The TERM of the INITIAL LEASE PERIOD shall be for One Hundred Twenty (120) months, commencing on the thirtieth day after the Lessee has use of the Premises, the "Lease Commencement Date".

          4.2 If the Lease Commencement Date occurs on other than on the first day of the month, the Lessee will pay a pro rata rental for the portion of the month that the Premises are occupied by Lessee, based upon a full month's rental for a month containing 30 days.

          4.3 It is anticipated that Lease Commencement date shall be approximately August 15, 1990. The Occupancy Date (approximately July 15, 1990) shall be established when a Certificate of Occupancy (temporary or final) is issued; or upon initial occupancy of premises by Tenant for Tenant fixturization, whichever occurs first. The representatives of Lessor and Lessee shall mutually agree to a date that occupancy will commence (or had commenced) and a letter executed by representatives of both Lessor and Lessee shall be appended to the Lease.

          4.4 In the event Lessor has not completed the premises for Tenant fixturization by August 30, 1990, then Lessee shall have the right to (i) complete the Tenant Improvements pursuant to the plans and specifications therefor, in which event all costs incurred by Lessee in connection with such work shall be paid to Lessee by Lessor immediately upon demand therefor, (ii) terminate this Lease, which termination shall be effective thirty (30) days after notice of termination is delivered to Lessor by Lessee. Notwithstanding the foregoing, if the Lessor has diligently expended efforts to deliver possession of the premises, but was precluded by delays outside of his control, the above dates shall be reasonably extended.

          4.5 Lessor does hereby grant to Lessee the Option to Extend the Term of this Lease for three (3) additional 60 month periods, commencing upon the expiration of the Initial 120 month Term, upon the following terms and conditions:

               (a) Lessee shall give Lessor written notice at least 240 days prior to the expiration of the Initial Term, or any extended Term of this Lease, as applicable. Failure to give such written notice shall extinguish and make null and void the Option to Extend.

               (b) The Option(s) are expressly conditioned upon Lessee's not being in default at the time notice of election to exercise the option(s) is given. Such default refers to any requirement under this entire Lease, which remains uncured by Lessee at the time notice is given, and for which the time in which to cure such default has expired on the date notice is given.

               (c) During the First, Second, and Third Extended Option Term(s), all the terms and conditions of this Lease shall control the occupancy of the Premises by Lessee.

               (d) Notwithstanding the above, it is understood by Lessor and Lessee that the 121st through 300th month period is an Option Period and said rents shall be required only if Option is exercised by Lessee, as required and set forth herein.

          4.6 During the Initial Term of this Lease, and during any Extended Term, Lessor shall not enter into any Lease affecting any additional space within the PHASE II (contemplated as PH.IIA & IIB) building which is contiguous to the Premises, which may from time to time be vacant, without first offering Lessee an opportunity to lease such space on the terms and conditions Lessor is willing to lease such space to a third party, except that the Monthly Rental shall be as set forth below; and the Tenant improvements to be installed by Lessor shall include only: demising walls, lighting, evaporative cooling and ventilating facilities (the "Standard Warehouse Improvements"). Lessor shall offer such opportunity to lease to Lessee by notifying Lessee in writing of the proposed terms and conditions thereof, or at Lessor's option, by submitting to Lessee a copy of such offer to lease. If, within ten (10) business days of the date of receipt of such notice, Lessor has received written notice from Lessee of its election to lease such space on the same terms and conditions of such proposed lease, except for Monthly Rental and the Standard Warehouse Improvements, then Lessor shall not enter into a lease with the Third Party and Lessor and Lessee shall promptly enter into a separate lease, or addendum hereto, on the same terms and conditions as set forth in proposed Lease. The term of such lease or addendum shall correspond with the Term of the Third Party Proposal, and the Monthly Rental shall be as set forth below. If Lessor has not received Lessee's written election to lease such space within the 10 business day period, Lessor shall be free to execute a proposed lease with the Third Party.

     Lease Months 0l - 36 (Initial Term)                 - $.192/SF/MO - NNN
     Lease Months 37 - 60 (Initial Term)                 - $.210/SF/MO - NNN
     Lease Months 61 - 96 (Initial Term)                 - $.222/SF/MO - NNN
     Lease Months 97 - 120 (Initial Term)                - $.242/SF/MO - NNN
     Lease Months 0l - 60 (First Extended Term)          - $.255/SF/MO - NNN
     Lease Months 0l - 60 (Second Extended Term)         - $.287/SF/MO - NNN
     Lease Months 0l - 60 (Third Extended Term)          - $.323/SF/MO - NNN

     Note: Lease Month 0l (Initial term), corresponds to Initial Lease Commencement Date.

     4.7  Notwithstanding Lessee's right of first refusal as set forth in
Section 4.6 above, Lessee shall have the right at any time during the Initial Term of this Lease, or any Extended Term, to lease from Lessor any available contiguous space in the Phase II building, at the rental rate set forth in Par. 4.6; provided, however, that unless otherwise agreed by Lessor and Lessee, (i) the improvements to be installed by Lessor in such additional space shall include only the Standard Warehouse Improvements, and (ii) if Lessee notifies Lessor in the last twenty-four months of the Initial Term, or any Extended Term, as applicable, that it desires to lease any such additional space, Lessee must also elect to extend the term of this Lease for at least one Extended Term, as provided in Section 4.5. For all such additional space, the Monthly Rental shall be as set forth in Par. 4.6, unless the type and development of the space differs from same, the proposal, or supplemental proposals, will provide the basis to establish the Rent.

     4.8 In the event that a Lessee's requirements for additional/expansion space cannot be provided by the Lessor in the subject facility, or the adjacent facility, within a time frame of nine (9) months, the Lessor shall be obligated to accomodate Lessee in any other available existing facility, or facilities, owned by the Lessor. The Lessor may elect to develop and build a new facility to accomodate the additional growth expansion, or a facility for a total consolidated facility, at Lessor's option. If the Lessee and Lessor enter into a Lease for a consolidated facility, this Lease shall terminate upon the Commencement of the Lease in the new facility.

          Notwithstanding the foregoing, the Lessor shall not be obliged to provide a consolidated expansion facility, if the Lessee has within a fifteen
(15) month period prior to the request, rejected additional space (of near equivalent area to the requirement contemplated herein), as set forth in Par. 4.6.

          The Rate for any expansion area space shall be as set forth in Par.
4.6. The Rate for a consolidated facility shall be as established within this Lease for the primary space, and as established in Par. 4.6 expansion space portion.

     4.9 The Lessor shall not for a period of four (4) months after the date of this lease, proceed with development and/or construction of the Phase IIB building improvements, which constitutes the space set forth in Par. 4.6 and 4.7, without notice to Lessee.

     5. SECURITY DEPOSIT. In lieu of security deposit, first month's rent payment shall be made at signing of this Lease Agreement.

     6.   USE OF PREMISES.

          6.1 USE. The Premises shall be used and occupied for warehousing and distribution of pharmaceutical compounds (including controlled substances), materials required for manufacture of pharmaceuticals, and medical related products, and any lawful purpose which does not violate any applicable zoning ordinance, restrictive covenant, or other restriction upon the use of the Premises.

          6.2  COMPLIANCE WITH LAW.

               (a) Lessor warrants to Lessee that the Premises, in its state existing on the date that the Lease occupancy commences, does not violate any covenant or restrictions of record or any applicable building code, regulation or ordinance in effect on such Occupancy Date. If it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly and with due diligence, at Lessor's sole cost and expense, rectify any such violation.

               If, during the terms of the Lease, it is determined that there has been a violation of the warranty of Lessor, Lessee, upon learning of such breach of warranty, shall give notice of such breach of warranty to Lessor within 10 days after learning of same, by written notice of such breach, and thereafter Lessor, at Lessor's sole cost and expense, shall cure such breach. If such breach cannot be cured by Lessor after notice, and by reason thereof Lessee is unable to continue its ordinary business upon the Premises, Lessee may thereupon terminate this lease and be entitled to recover any rent paid and unearned as of the date of such termination, or Lessee may elect to cure Lessor's breach, in which event all costs incurred by Lessee in effecting such cure shall be paid by Lessor to Lessee immediately upon Lessor's receipt of demand therefor;

               (b) Except as provided in paragraph 6.2 (a), Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants, and restrictions of record if any, and requirements in effect during the term, or any part of the term hereof, regulating the use by Lessee of the Premises. Lessee shall not use, nor permit the use of, the Premises in any manner that will tend to create trash or waste at the exterior portions of the Premises, or a nuisance, or if there shall be more than one tenant in the building containing the Premises, the use by Lessee shall not unreasonably disturb the use of other portions of the building by other tenants.

               (c) If a statute, ordinance, rule or regulation or order is promulgated by a governmental subdivision having jurisdiction over the Premises which renders it impractical for Lessee to continue the occupancy of the Premises, then thereupon Lessee shall have the right to terminate this Lease upon 90 days written notice of its election to so terminate. Such notice shall cite to Lessor the statute, ordinance, rule, regulation, or order that makes occupancy impractical, and shall further state the reason for the impracticality of continued occupancy. Lessor represents and warrants that there are no covenants and restrictions of record, as of the date of this Lease, that will require Lessee to incur an expense other than as is herein specifically provided for in this Lease Agreement.

     6.3  CONDITION OF PREMISES.

               (a) Lessor shall deliver the Premises to Lessee clean and free of debris and in a safe condition on the Lease Commencement Date, and Lessor further warrants to Lessee that the plumbing, lighting, mechanical systems, and loading doors, in and on the Premises, shall be in new, or operating condition on the Lease Occupancy Date. If it is determined that the warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee, setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within 60 days after the Lease Commencement Date, or within thirty (30) days after occupancy by Tenant of an expansion phase(s), shall create the conclusive presumption that Lessor has complied with all of Lessor's obligations under this Subparagraph 6.3(a). By reason of the Premises being a newly constructed building, or as applicable to expansion phase(s), Lessee shall have the benefit of any continuing warranties with respect to equipment, and a one year warranty with respect to all new construction. The Lessor shall provide Lessee, within 30 days of commencement date, a list of subcontractors, suppliers, and related warranties thereto in effect.

               (b) Except as otherwise provided in this Lease, and subject to Lessor's Warranties set forth in 6.2(a), 6.3(a), and 7.1, Lessee accepts the Premises in their condition existing as of the Lease Commencement Date, or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and State Laws, ordinances and regulations governing and regulating the use of the Premises and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto, provided, however, that Lessor does hereby expressly warrant that there will be no violations of any such matters on such Lease Commencement Date. If, subsequent to occupancy, Lessee discovers that a violation of any such matter has occurred, and that such violation was in existence at the date of the commencement of the occupancy of the Premises, then such violation shall be cured at the sole cost and expense of Lessor. Written notice of any such violation shall be given by Lessee to Lessor within 10 days after obtaining knowledge of such violation.

     7.   MAINTENANCE, REPAIRS AND ALTERATIONS.

          7.1 LESSEE'S OBLIGATION. Lessee shall keep in good order, condition and repair, the nonstructural portion of the Premises, and the mechanical systems utilized for the Premises occupied by Lessee. Any structural repairs, including, but not limited to, the roof framing (beams and plywood sheeting), foundation, exterior walls, the floor structural section, as pertains to settling (not including surface), and portions of the Premises not accessible to Lessee, shall be maintained at the sole cost and expense of Lessor throughout the term, and any extended term of the Lease, provided, however, that if there is damage to the Premises by any act of omission or commission on the part of the Lessee which causes a structural defect that requires repairs, then in that event the cost of such repairs shall be paid by Lessee. Lessee shall maintain plumbing, mechanical, and ventilating systems, electrical, and lighting facilities, and any other equipment located within the Premises occupied by Lessee, at Lessee's sole cost and expense. Lessee shall maintain the non-warehouse area ceilings, floors (except structural defect), windows, doors, plate glass and skylights located within the leased Premises. Notwithstanding the foregoing, Lessor shall fully warrant the total Premises, including all Tenant Improvements installed by Lessor, for a period of twelve (12) months from the Lease Commencement Date, and for any items covered for extended periods by manufacturers warranties for the time period of such extended warranties.

          Landscaping, driveways, parking lots and fences located adjacent to the Premises, and the roofing of the building, in which the Premises are located, shall be maintained by Lessor, the reasonable cost of such maintenance to be paid by Lessee, on pro rata basis of space leased by Lessee, as compared to total leasable space in the building, except for maintenance costs attributable to Lessee's exclusive parking area which shall be the sole responsibility of Lessee, subject to allocation as may be applicable.

          7.2 REPAIR OR SURRENDER. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear and construction defects excepted, and the Premises shall be clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings and equipment.

          7.3 LESSOR'S RIGHTS. If Lessee fails to perform Lessee's obligations under this Paragraph 7, or under any other paragraph of this Lease, Lessor may at its option (but shall not be required to) enter upon the Premises after ten
(10) days prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the cost thereof shall become due and payable as additional rental to Lessor together with Lessee's next rental installment.

          7.4 LESSOR'S OBLIGATIONS. Except for the obligations of Lessor under Paragraph 6.2 (a) and 6.3 (a) (relating to Lessor's warranty), Paragraph 9 (relating to destruction of the Premises) Paragraph 14 relating to condemnation of the Premises), and Paragraph 7.1 (relating to structural repairs), it is intended by the parties hereto that Lessor have no obligation in any manner whatsoever, to repair and maintain the Premises, nor the building located thereon, nor the equipment therein, whether structural or nonstructural, except as expressly provided in this Lease, and particularly as set forth in Paragraph 7.1 above.

          If Lessor, for any reason, fails to perform its obligations under this Paragraph 7, as it relates to other provisions of this Lease in respect to Lessor's obligations regarding repairs of the Premises, (i) after 10 days written notice, or in an emergency, immediately then in that event, Lessee may make such repairs and deduct the cost thereof from the next monthly rental due under the terms of this Lease, or due under the terms of the extended term of this Lease, or (ii) after 30 days written notice Lessee may terminate this Lease immediately upon written notice to Lessor.

          7.5  ALTERATIONS AND ADDITIONS.

               (a) Lessee shall not, without Lessor's prior written consent, which shall not be unreasonably withheld, make any alterations, improvements, additions or Utility Installations in, on, or about the Premises, except for nonstructural alterations not exceeding $5,000 in cumulative costs during any six month period, during the term of this Lease. In any event, whether or not in excess of $5,000 in cumulative costs, Lessee shall make no change or alteration to the exterior of the Premises, nor the exterior of the building on the Premises, without Lessor's written consent. As used in Paragraph 7.5, the term "Utility Installations" shall mean airlines, power panels, electrical distribution systems, mechanical systems, plumbing, and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term and restore the Premises to their prior condition.

               (b) Any alterations, improvements, additions or Utility Installations in, or about the premises that Lessee shall desire to make, which require the consent of the Lessor, shall be presented to Lessor in written form, with proposed preliminary or detailed plans. Lessor shall either approve, or disapprove with reasonable cause, Lessee's request within ten (10) business days after receipt of Lessee's request. If Lessor has not responded within said 10-day period, Lessor shall be deemed to have approved Lessee's request. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

               (c) Lessee shall pay, when due, all claims for labor or materials furnished, or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days notice prior to the commencement of any work on the Premises, and Lessor shall have the right to post notices of nonresponsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgement that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand, indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

               (d) Unless Lessor requires their removal, as set forth in Paragraph 7.5 (a), all alterations, improvements, additions and Utility Installations which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.5 (d), Lessee's machinery, trade fixtures, and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, which damage is incapable of being repaired within ten (10) days after removal of Lessee's equipment, shall remain the property of Lessee and may be removed by Lessee, subject to the provisions of Paragraph 7.2.

     8.   INSURANCE AND INDEMNITY.

          8.1 INSURING PARTY. As used in this Paragraph 8, the term "insuring party" shall mean the party to this Lease who has the obligation to obtain the particular insurance described in each of the subsections of this Paragraph 8, with respect to Property Damage to the Premises, Public Liability, and property damage to property of another, by reason of conduct involving the Premises, which are the subject of this Lease.

          All insurance, as hereafter provided, and any that is required to be procured by Lessor, shall be at the cost and expense of Lessee, on a pro rata basis as hereafter provided. The Lessor shall maintain a comprehensive general liability policy to insure against loss by reason of the ownership of the property, involving personal injury or property damage to another, however, the Lessee shall be responsible only for a policy up to a maximum coveage of one million dollars ($1,000,000) per occurrence. If the Lessor determines to procure insurance for liability in excess of one million dollars per occurrence, the cost of such additional coverage shall be paid solely by Lessor. Any such liability insurance procured by Lessor shall not reflect the Lessee as an additional insured under such policy.

          All insurance that is procured by Lessor, except as to liability insurance in excess of $1,000,000, shall be at the expense of Lessee and any other tenants of the building within which the Premises are located, and the land upon which such building is located. The cost shall be prorated among all Lessees of any portion of the Real Property, or the building, and the proration shall be on the basis of the square footage of space occupied by Lessee, as that bears to the total number of square feet of building occupied by all tenants, or available for occupancy of tenants, of the real property and building.

          8.2  LIABILITY INSURANCE.

          Lessee shall, at Lessee's expense, obtain, pay for directly, and keep in force during the term of this Lease, a policy of Combined Single Limit, Bodily Injury and Property Damage Insurance, insuring Lessor and Lessee against any liability arising out of the ownership, use occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than $1,000,000 per occurrence. Lessee shall have the right to provide such insurance coverage, pursuant to blanket policies obtained by Lessee.

          The policy shall insure performance by Lessee of the indemnity pro-visions of Paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

          8.3  PROPERTY INSURANCE.

          (a) The Lessor shall procure and obtain, and keep in force during the term of this Lease, at Lessee's expense, a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time. The replacement value is $2,100,000, but in no event less than the total amount required by lenders having liens on the Premises, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood, (in the event same is required by a lender having a lien on the Premises), and special extended perils ("All Risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises. A stipulated value or agreed amount endorsement deleting the coinsurance provision of the policy shall be procured with said insurance as well as an automatic increase in insurance endorsement, causing the increase in annual property insurance coverage by 1% per quarter, or as may be determined from time to time as based on the cumulative change in CPI, from Lease Commencement. If Lessor shall fail to procure and maintain said insurance, the Lessee may, but shall not be required to, procure and maintain the same, but at the expense of Lessee. If such insurance coverage has a deductible clause, the deductible. amount shall not exceed $5,000 per occurrence, and Lessee shall be liable for such deductible amount, in the same proportion as Lessee is liable for the cost of insurance under the formula set forth above.

          (b) The Lessor shall, in addition, obtain and keep in force at Lessee's expense during the term of this Lease, a policy of rental value insurance (Loss of Rents) covering a period of one year, with loss payable to Lessor which insurance shall also cover all real estate taxes and insurance costs for said period.

          (c) If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, then Lessee shall pay for any increase in the property insurance of such other building or buildings if said increase is caused by Lessee's acts, omissions, or use of occupancy of the Premises.

          (d) If the Lessor is the insuring party, the Lessor will not insure Lessee's fixtures, equipment, or tenant improvements unless the tenant improvements have become a part of the Premises under Paragraph 7 hereof.

Lessee shall insure its fixtures, equipment, and tenant improvements which have not become a part of the Premises.

          8.4 INSURANCE POLICIES. The insuring party shall deliver to the other party, copies of policies or such insurance certificates evidencing the existence and amounts of such insurance, with loss payable clauses as required by this Paragraph 8. No such policy shall be cancellable or subject to reduction of coverage, or other modification, except after thirty (30) days prior written notice to Lessor. If Lessee is the insuring party, Lessee shall at least (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do, or permit to be done, anything which shall invalidate the insurance policies referred to in Paragraph 8.3. If Lessee does or permits to be done, anything which shall increase the cost of the insurance policies referred to in Paragraph 8.3, then Lessee shall forthwith upon Lessor's demand, reimburse Lessor for any additional premiums attributable to any act or omission of operation of Lessee causing such increase in the cost of insurance. If Lessor is the insuring party, and if the insurance policies maintained hereunder cover other improvements, in addition to the Premises, Lessor shall deliver to Lessee a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed. Insurance required hereunder shall be with companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide".

          8.5 WAIVER OF SUBROGATION. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils required to be insured against hereunder, which perils occur in, on, or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

          8.6 INDEMNITY. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business, or from activity, work or other things done, permitted or suffered by Lessee in or about the Premises, or upon the real property where such Premises are located and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee or any of Lessee's agents, contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim. Lessee, upon notice from Lessor, shall defend the same at Lessee's expense. Lessee, as a material part of the consideration of Lessor, hereby assumes all risks of damage to property or injury to persons in, upon or about Premises, arising from any cause, except for any loss, or claim attributable to a breach of this Lease on the part of the Lessor, or an intentional act of coumission or an intentional act of omission or a negligent act of omission or commission on the part of Lessor, Lessor's employees, agents or contractors, from which Lessor shall defend, indemnify and hold harmless Lessee.

          8.7 EXEMPTION OF LESSOR FROM LIABILITY. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom, or for damages to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors (except as may be caused by negligence by engineering design), and whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, mechanical systems, or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises, or upon other portions of the building of which the Premises are a part, or from other sources or places unless the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. In connection with Lessor's repairs, alterations, replacements or improvements to the Premises, Lessor shall not suspend any utility services to the Premises during Lessee's normal business hours, except as may be necessary in an emergency. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

     9.   DAMAGE OR DESTRUCTION.

          9.1  Definitions.

               (a) "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than 50% of the then replacement cost of the Premises. "Premises Building Partial Damage" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is less than 50% of the then replacement cost of such building as a whole.

               (b) "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is 50% or more of the then replacement cost of the Premises. "Premises Building Total Destruction" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is 50% or more of the then replacement cost of such building as a whole.

               (c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in Paragraph 8.

          9.2 INSURED LOSS. Subject to the provisions of Paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is an insured loss and which falls into the classification of Premises Partial Damage or Premises Building Partial damage, then Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements unless the same have become a part of the Premises pursuant to

Paragraph 7.5 hereof, within ninety (90) days after the occurence of such damage, and this Lease shall continue in full force and effect. In the event such damage is not capable of being repaired by Lessor, working with due diligence, within said 90 day period, Lessor shall notify Lessee of such fact in writing within 15 business days after the occurrence of the damage, and Lessee shall have the right to terminate this Lease by providing written notice of such termination to Lessor within 10 days after receipt of Lessor's notice. In the event Lessee elects not to terminate this Lease as provided herein, Lessor shall repair the Premises with diligence and best efforts. Should Lessor have a problem acquiring material for repairs, a reasonable extension shall be granted upon Lessee's receipt of notice of the delay.

          9.3  PARTIAL DAMAGE - UNINSURED LOSS.

               (a) Subject to the provisions of Paragraphs 9.4, 9.5, and 9.6, if at any time during the term of this Lease there is damage which is not an insured loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage, of Lessor's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage.

               (b) Provided, however, that Lessor shall only have the right to terminate this Lease if the damage is greater than 5% of the then-replacement cost of the building or Premises, as applicable. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force an effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage, and the rental shall abate.

          9.4 TOTAL DESTRUCTION. Subject to the provisions of Paragraph 9.5, if at any time during the term of this Lease (including any extensions and renewals) there is damage, which is an Insured Loss (including destruction required by any authorized public authority) falling into the classification of Premises Total Destruction or Premises Building Total Destruction, the Lease shall continue in full force and effect. Lessor shall proceed to make such repairs as soon as reasonably possible and shall use its best efforts to complete such repairs within 120 days after date of destruction. If Lessor shall fail to complete such repairs within 120 days after the date of destruction, Lessee may terminate this Lease. If at any time during the term of this Lease there is damage which is not an Insured Loss and falls into the classification of Premises Total Destruction or Premises Building Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.

          9.5  DAMAGE NEAR END OF TERM.

               (a) If at any time during the last eight months of the term of this Lease, or an extended term of this Lease, there is damage, whether or not an insured loss, which falls within the classification of Premises Partial damage, Lessor or Lessee may at Lessor's or lessee's option, cancel and terminate this lease as of the date of occurrence of such damage by giving written notice to the other of their election to do so within 30 days after the date of occurrence of such damage.

               (b) Notwithstanding Paragraph 9.5(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than 30 days after occurrence of an insured loss falling within the classification of Premises Partial damage during the last eight months of the term of this Lease. If Lessee duly exercises such option during said 30 day period, Lessor shall, at Lessor's expense, repair such damage as soon as reasonably possible, and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during 30 day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said 30 day period by giving written notice to Lessee of Lessor's election to do so within 10 days after the expiration of said 30 day period, notwithstanding any term or provision in the grant of option to the contrary.


          9.6  ABATEMENT OF RENT; LESSEE'S REMEDIES.

               (a) In the event of damage described in Paragraphs 9.2 or 9.3, and Lessor or Lessee repairs or restores the Premises, pursuant to the provisions of this Paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

               (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9, and shall not commence such repair or restoration within 60 days after such obligations shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice.

          9.7 TERMINATION - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Rent payments made by Lessee to Lessor.

          9.8 WAIVER. Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

     10.  REAL PROPERTY TAXES.

          10.1 PAYMENT OF TAXES. Beginning upon the date of Commencement of the Lease, Lessee shall pay the real property tax, as defined in Paragraph 10.2, applicable to the square footage leased by Tenant as a portion of the total Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes paid by Lessee shall cover any period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment, together with any penalties and interest imposed by the taxing authority, plus default interest pursuant to Section 19.

          The real property tax that Lessee will be required to pay under this provision will be that portion of the real property taxes on the real property and the building located thereon, as set forth in Exhibits "A" and "B", which is occupied by Lessee, and the ratio shall be determined by the number of square feet leased by Lessee that bears to the total number of square feet of leasable space in the entire building. If any additional improvements are made to a portion of the building not occupied by the Lessee, any increase in taxes attributable to such addition will be the liability of someone other than Lessee under this Lease. If Lessor installs additional improvements upon the real property in addition to the building in which Lessee is located, then the amount of taxes that will be required to be paid by Lessee shall be in a ratio that is determined by the number of square feet occupied by Lessee, as that bears to the total number of square feet of revised building area and improvements on the real property.

          If Lessor is required to pay impounds for taxes to any lending institution holding a lien on the real property, Lessee will pay his proportionate share of such impounds, based upon the ratio as above described, as and when required to be paid by Lessor, under the Deed of Trust or mortgage securing the Lessee.

          The Lessee reserves the right to appeal directly or assist in the appeal process of the assessment of Property Taxes, by the governing authority.

          10.2 DEFINITION of Real Property Tax. As used herein, the term
"real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or derive other income therefrom, and as against Lessor's business of leasing the Premises;

provided, however, that with respect to any special assessments which may be paid in a lump sum or in periodic installments, Lessee shall only be required to pay such assessments in periodic installments and only for the remainder of the Term, as may be extended. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge hereabove included within the definition of "real property tax", or (ii) the nature of which was hereinbefore included within the definition of "real property tax", or (iii) which is imposed for a service or right not charged prior to August, 1990, or, if previously charged, has been increased since August, 1990, or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of real property by reason of such transfer (except for any sales tax on a transfer of the property), or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

          10.3 JOINT ASSESSMENT. If the Premises are not separately Lessee's liability shall be a portion of the real property taxes for land and improvements included within the tax parcel assessed.

          The amount of taxes to be paid by Lessee shall be an amount based upon the ratio of the number of square feet of the building included in the Premises occupied by the Lessee as that bears to the total amount of area within the building that is available for use by Lessor or another tenant. If additional improvements are placed upon the land whereon the building is located from which the Premises are delineated, any increase in taxes by reason of such improvements shall not be a liability of Lessee unless such improvement is placed specifically upon that portion of the building constituting a part of the Premises which is occupied by the Lessee, in which event Lessee will pay for all such additional taxes.

          10.4  PERSONAL PROPERTY TAXES.

                (a) Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

                (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

     11. UTILITIES. Lessee shall pay directly to the appropriate agency, for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, as determined by Lessor, of all charges jointly metered with other premises.

     12.  ASSIGNMENT AND SUBLETTING.

          12.1 LESSOR' S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law, assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder within fifteen (15) days after Lessor's receipt of Lessee's request therefor, and in the event Lessor fails to respond within said 15-day period, Lessor shall be deemed to have consented to such assignment or sublease. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.

          12.2  LESSEE AFFILIATE. Notwithstanding the provisions of Paragraph

12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation, partnership, or other entity, which controls, is controlled by or is under common control with Lessee, or to any corporation, partnership, or other entity, resulting from merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting, the terms of this Lease are materially changed or altered with the consent of Lessee, the consent of whom shall not be necessary.

          12.3 NO RELEASE OF LESSEE. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be waiver by Lessor or any provision hereof. Consent to assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease; provided that Lessor delivers written notice of such subsequent assignment, sublease, amendment or modification to Lessee.

     If there is an assignment or subletting of the rights under this Lease with the consent of Lessor, and thereafter a default occurs on the part of such assignee, Lessor shall give Lessee notice of such default, and Lessee shall have ten days within which to cure or commence to cure such default before this Lease shall be terminated.

     12.4 ATTORNEYS' FEES. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting, or if Lessee shall request the consent of Lessor for any act Lessee proposes to do, then Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection therewith, such attorneys' fees not to exceed $1,000 for each such request.

     13.  DEFAULTS; REMEDIES.

          13.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee.

                (a) The vacating or abandonment of the Premises by the Lessee, provided however, that if Lessee continues to pay the rent and other amounts required under this Lease, such abandonment or vacating will not constitute a default.

                (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after receipt of written notice thereof from Lessor to Lessee. In the event that Lessor serves with a Notice to Pay Rent or Quit pursuant to applicable unlawful detainer statutes, such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

                (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this lease to be observed or performed by Lessee, other than described in Paragraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

                (d) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in U.S.C. 101, or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days) (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not by execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this Paragraph 13.1 (d) is contrary to any applicable law, such provision shall be of no force or effect.

                (e) The discovery by Lessor that any financial statement given to Lessor by Lessee was materially false at the time given to Lessor; provided however, that Lessee had actual knowledge of the existence of such falsity and that such materially false financial statement shall not constitute a default so long as Lessee remains liable under the terms of this Lease and continues to pay all amounts required to be paid by Lessee under the terms of this Lease.

          13.2 REMEDIES. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach, choose any or all of the following:

                (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate, and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, that portion of the leasing commission paid by Lessor pursuant to Paragraph 15, applicable to the unexpired term of this Lease.

                (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate than allowable by law.

          13.3 DEFAULT BY LESSOR. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than ten (10) days after receipt of written notice by Lessee to Lessor, and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences action within such 30 day period and thereafter diligently prosecutes the same to completion.

          Notwithstanding any other provision in this Lease to the contrary or which provides separate and/or additional remedies for Lessee, in the event Lessor fails to perform its obligations or fails to initiate performance of its obligations within said 30-day period, Lessee shall have the right, but not the obligation, to perform Lessor's obligations, the cost of which shall either be paid to Lessee by Lessor immediately upon demand therefor, or an offset against future rentals. In the event Lessee elects not to cure Lessor's failure to perform and Lessor's failure continues for thirty (30) days after Lessor's receipt of Lessee's notice, Lessee shall have the right to terminate this Lease effective immediately upon delivery of written notice of such termination to Lessor. In the event of such termination by Lessee, each party shall be relieved of all respective duties and obligations hereunder.

          13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a LATE CHARGE equal to the late charge imposed by any lender of Lessor in connection with the Premises, or 5%, whichever is less, of such overdue amount. The parties hereby agree that such LATE CHARGE represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

          13.5 IMPOUNDS. If a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, within any Lease Term, or any other monetary obligations of Lessee under the terms of this Lease, Lessee shall pay to Lessor, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, for real property taxes and insurance expenses on the Premises, which are payable by Lessee to Lessor under the terms of this Lease. Such monthly impound shall be an amount equal to 1/12 of the real property tax for the last taxable year, and 1/12 of the insurance premium for the preceding insurance year during which insurance premiums were paid for the insurance required to be paid for by Lessee under the terms of this Lease. Such funds shall be established to insure payment when due before delinquency of any and all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph 13.5 are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums necessary to pay such obligations. All monies paid to Lessor under this Paragraph 13.5 may be intermingled with other monies of Lessor and shall not bear interest. In the event of a default in the obligation of Lessee to perform under this Lease, then any balance remaining from the funds paid to Lessor under the provisions of this Paragraph 13.5, may at the option of Lessor be applied to payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums.

          14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), and such condemnation renders the Premises unsuitable for Lessee's use, as reasonably determined by Lessee, this Lease shall terminate as to the part so taken as of the date of condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the building on the Premises, or more than 25% of the land area of the Premises, or a majority of the parking area designated for Lessee's use, which is not occupied by any building, is taken by condemnation, or if such condemnation renders the Premises unsuitable for Lessee's use or adversely affects Lessee's use of the Premises, as reasonably determined by Lessee, Lessee may at Lessee's option, to be exercised in writing only within ten (10) days after Lessee's receipt of written notice of such taking (or in the absence of such notice, within (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building constituting the Premises. Any award for the taking of all or any part of the Premises under which the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, in the exercise of due diligence, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

          15.   BROKER'S FEE.

                (a) Upon the execution of this Lease by both parties, Lessor shall be responsible for all Broker's Fees connected with this Lease, and in accord with separate agreement(s) for same. This paragraph is set forth for information purposes only, and has no binding obligation on the part of Lessee.

          16.   ESTOPPEL CERTIFICATE.

                (a) Lessee shall at any time, within fifteen (15) days after written notice from Lessor, execute, acknowledge and deliver to lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

                (b) At Lessor's option, Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and
(iii) that not more than one month's rent has been paid in advance.

                (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor, such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor, such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

          17.   LESSOR'S LIABILITY

                The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground Lease of the Premises, and except as expressly provided in Paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

          18. SEVERABILITY. The invalidity of any provision of this Lease is determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

          19. INTEREST ON PAST DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the rate equal to First Interstate Bank of Arizona's "Prime Rate" as announced from time to time, plus 2%, from the due date. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

          20.   TIME IS OF THE ESSENCE.  Time is of the essence.

          21. ADDITIONAL RENT. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent.

          22.   INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.
                This Lease, including the Exhibits attached hereto, contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective, except for Lease Proposal Documents and letters, which are incorporated herein by reference. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby ackknowledges that neither the real estate broker listed in Paragraph 15 hereof, nor any cooperating broker on this transaction, nor the Lessor or any employees or agents of any of said person has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises, and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

          23. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, or overnight delivery, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

          The notices herein provided for shall be deemed given upon the date the personal delivery is made, and a receipt for such notice is signed by an authorized agent of Lessor or Lessee. If notice is given by certified mail, it shall be return receipt requested, and shall be deemed given upon the date indicated as having been delivered by the United States Postal Department on the return receipt.

          Notices to LESSEE shall be sent to:

                              26 Harbor Park Drive
                              Port Washington, New York 11050

          Notices to LESSOR shall be sent to:

                              4515 S. McClintock Drive,
                              Suite 220 Tempe, Arizona 85282

          24. WAIVERS. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

          25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

          26. HOLDING OVER. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, or the extended term, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

          27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

          28. COVENANTS AND CONDITIONS. Each provision of this Lease per-formable by Lessee and Lessor shall be deemed both a covenant and a condition.

          29. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located.

          30.   SUBORDINATION.

          (a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this lease assigned, the Lessor shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Upon any subordination, the Lessee hereunder shall continue to be entitled to peaceable possession of the Premises so long as Lessee is not in default under any of the terms of this Lease.

          (b) Lessee agrees to execute any documents reasonably required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within 10 days after receipt of written demand shall constitute a material default by Lessee hereunder, unless the subordination agreement or document does not provide for the continued peaceable possession of Lessee when not in default under the terms of this Lease.

          31. ATTORNEY'S FEES. If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court.

          32. LESSOR 'S ACCESS. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times and for upon twenty-four (24) hours' prior notice to Lessee, or as otherwise agreed to from time to time between the parties, for the purpose of inspecting of the same, showing the same to lenders, prospective purchasers, or prospective lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable. Lessor may not at any time place on or about the Premises any ordinary "For Sale" signs; without receiving prior written permission from Lessee, Lessor may at any time during the last 180 days of the term or extended term hereof place on or about the Premises any ordinary "For Lease" signs, without receiving prior written permission from Lessee.

          33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in the Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

          34. SIGNS. Lessee shall not place any sign upon the Premises without Lessor's prior written consent, which shall not unreasonably be withheld, if in conformity with sign ordinances applicable thereto, and commensurate with the tenant's signs located on the property and in the neighborhood, except that Lessee shall have the right without the prior permission of Lessor, to place ordinary and usual For Rent or Sublet signs thereon.

          35. CONSENTS. Wherever in this Lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld or delayed.

          36. GUARANTOR. In the event that there is a guarantor of this Lease, an addendum or modification to the Lease, defining the scope and/or limitations of the guarantor, shall be set forth.

          37. QUIET SESSION. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof, and extended term, subject to all of the provisions of this Lease. The individual(s) executing this Lease on behalf of Lessor, represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

          38.  OPTIONS.

               38.1 DEFINITION. As used in this paragraph the word "OPTIONS" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option or right of first refusal to lease, or right of first refusal to lease the Premises, or the right of first offer to lease the Premises, or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor.

               38.2 OPTIONS ASSIGNABLE ONLY WITH ASSIGNMENT OF LEASE. Each Option granted to Lessee in this Lease are personal to Lessee and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee, provided however, the Option may be exercised by or assigned to any assignee of Lessee approved by Lessor, pursuant to Paragraph
12.1 of this Lease, or by any Lessee Affiliate as defined in Paragraph 12.2 of this Lease. The Options herein granted to Lessee are not assignable separate and apart from this Lease.

               38.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple options to extend or renew this Lease, a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

          38.  EFFECT OF DEFAULT ON OPTIONS.

               (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to Paragraph 13.1 (b) or 13.1 (c) and continuing until the default alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid and continuing until the obligation is paid, or (iii) at any time after an event of default described in Paragraphs 13.1 (a), 13.1 (d), or 13.1 (e) (without any necessity of Lessor to give notice of such default to Lessee).

                (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4 (a).

                (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of 30 days after such obligation becomes due, or (ii) Lessee fails to commence to cure a default specified in Paragraph 13.1 (c) within 30 days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, or (iii) Lessee commits a default described in Paragraph 13.1 (a), 13.1 (d), or 13.1 (e) (without the necessity of Lessor to give notice of such default to Lessee), or
(iv) Lessor gives to Lessee three or more notices of default under Paragraph
13.1 (b), where a late charge becomes payable under Paragraph 13.4 for each such default, or Paragraph 13.1 (c), except where the defaults are cured.

          39. MULTIPLE TENANT BUILDING. In the event that the Premises are part of a larger building or group of buildings, then Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the building; provided, however, that any such Rules and Regulations must apply uniformly to all tenants in the building and, provided further, that such Rules and Regulations do not abrogate in any way Lessee's rights under this Lease. The material violation of any such rules and regulations shall be deemed a material breach of this Lease by Lessee. If Lessor deems Lessee in breach of this Paragraph 40, notice of such breach shall be given and a reasonable time to correct the same on the part of Lessee shall be granted not to exceed 30 days unless correction cannot reasonably be made within such period of time.

          40. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the overall protection of Lessee, its agents, and invitees from acts of third parties.

          41. EASEMENTS. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not in any way affect Lessee's access to the Premises, or unreasonably interfere or otherwise adversely affect Lessee's use of and enjoyment of the Premises. Provided such easements, rights, dedications, maps and restrictions comply with the foregoing, Lessee shall sign any of the aforementioned documents upon request of Lessor.

          42. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof said party shall be entitled to recover such sum or part thereof, as it was not legally required to pay under the provisions of this Lease, together with such party's attorneys' fees and court costs to be fixed by the Court.

          43. AUTHORITY. If Lessee is a corporation, trust, or a general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust, or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

          44. INSURING PARTY. The Insuring Party under this Lease shall be the Lessor. Lessee shall be responsible to insure its own property, and the contents of the Premises to the extent Lessee desires to insure same and to carry such liability insurance as Lessee may determine is appropriate, and as subject only to the requirements of Paragraph 8 above.

The parties hereto have executed this Lease at the place on the dates specified in the acknowledgments hereto.

LESSEE                                  LESSOR

SCHEIN PHARMACEUTICAL, INC.             RONALD G. ROTH
26 Harbor Park Drive                    4515 S. McClintock Drive, Suite 220
Port Washington, New York 11050         Tempe, Arizona 85282



By /s/ Martin Sperber                   By  /s/ Ronald G. Roth
  -------------------------------         ----------------------------
    Chairman
  -------------------------------         ----------------------------
                          Title                                Title

Date: 3/29/90                           Dated: Mar. 28, 1990
     ----------------------------             ------------------------



By /s/ Paul Kleutghen
  -------------------------------
   VP - Operations
  -------------------------------
                          Title

Dated: 3/26/90
      ---------------------------


STATE OF NEW YORK, COUNTY OF NASSAU:

On the 27th day of March, 1990, before me personally came Paul Kleutghen to me known, who, being by me duly sworn, did depose and say that he resides in Suffolk County, New York, that he is the Vice President-Materials Operations of Schein Pharmaceutical, Inc. the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                                        /s/ David S. Weinstock
                                          DAVID S. WEINSTOCK
                                   Notary Public, State of New York
                                            No. 4690529
                                     Qualified in Nassau County
                                   Commission Expires April 30, 1991



STATE OF NEW YORK, COUNTY OF NASSAU:

On the 27th day of March, 1990, before me personally came Martin Sperber to me known, who, being by me duly sworn, did depose and say that he resides in Nassau County, New York, that he is the Chairman of Schein Pharmaceutical, Inc. the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.



                                        /s/ David S. Weinstock
                                          DAVID S. WEINSTOCK
                                   Notary Public, State of New York
                                            No. 4690529
                                     Qualified in Nassau County
                                   Commission Expires April 30, 1991

STATE OF ARIZONA   )
                   )  ss.
County of Maricopa )


     The foregoing instrument was acknowledged before me this 28th day of March, 1990, by Ronald G. Roth.


                                          /s/ Lynette M. Campagna
                                          ------------------------------
                                                  Notary Public
[NOTARY SEAL APPEARS HERE]
                                          My Commission Expires:

                                          December 8, 1990
                                          ------------------------------

                      [WAREHOUSE FLOOR PLAN APPEARS HERE]


                                  EXHIBIT "A"

            Attached to that certain Lease dated February 16, 1990

              [EAST AND WEST WING OFFICE FLOOR PLAN APPEARS HERE]

                                  EXHIBIT "B"

            Attached to that certain Lease dated February 16, 1990

                                                                     EXHIBIT "C"

                                            Attached to that certain Lease dated
                                            February 16, 1990

                               LEGAL DESCRIPTION

                              PHASE ONE AND TWO A

A portion of the Northwest quarter, Section 15, Township 1 North, Range 2 East, Gila and Salt River Base and Meridian, Maricopa County, Arizona; more particularly described as follows:

Commencing at the West quarter corner of said Section 15. Thence North (assumed) along the West line of the Northwest quarter of said Section 15 a distance of
648.46 Ft. to the South line of a parcel of land as recorded in Docket 9581, page 180, Maricopa County Recorders Office. Thence S-89(degrees)50'00" E along said South line a distance of 388.29 Ft. to the point of beginning.

Thence continuing S-89(degrees)50'00" E along said South line a distance of
918.99 Ft. to the Southeast corner of said parcel; said corner also being on the centerline of the Southern Pacific Transportation Company drill track. Thence S-00(degrees)01'00" E along said centerline of drill track a distance of 251.80 Ft. to a point of curve. Thence Southeasterly along said curve, being concave Northeasterly having a radius of 294.18 Ft., a central angle of 89(degrees) 37'00", a distance of 459.57 Ft. Thence S-00(degrees)01'00" E along a non-tangent line, leaving said centerline a distance of 10.00 Ft. to the North right of way line of the Roosevelt Irrigation District canal; said North right of way line being 99.00 Ft. North as measured at right angles from the East-West mid section line of Section 15. Thence N-89(degrees)38'00" W along said North right of way line a distance of 1214.91 Ft. Thence N-00(degrees)22'00" W leaving said right of way line a distance of 550.80 Ft. to the point of beginning.

529,882 Sq. Ft.
12.1644 Acres +/- Gross

Includes 15 Ft. for railroad purposes

                                                            [REGISTERED LAND
                                                            SURVEYOR SEAL
                                                            APPEARS HERE]

                           [SITE PLAN APPEARS HERE]

                                  EXHIBIT "D"

            Attached to that certain Lease dated February 16, 1990

                      [EAST WING FLOOR PLAN APPEARS HERE]

                                  EXHIBIT "E"

            Attached to that certain Lease dated February 16, 1990

                           SECOND ADDENDUM TO LEASE
                           ------------------------

     SECOND ADDENDUM TO LEASE made and entered into this 20th day of August 1990 by and between RGR DEVELOPMENT CORPORATION "Lessor", and SCHEIN PHARMACEUTICAL, INC. "Lessee".

     WHEREAS, SCHEIN PHARMACEUTICAL, INC., entered into a Lease dated February 16, 1990, with RONALD G. ROTH, subsequently assigned to RGR DEVELOPMENT CORPORATION as of May 15, 1990.

     WHEREAS, SCHEIN PHARMACEUTICAL, INC. has requested certain additional Tenant Improvements, and the Parties have amended the size and scope of improvements connected therewith, hereby agree to the following revisions:

     NOW, therefore the Lease is modified as follows:

     PAR 2. PREMISES. - fifth paragraph - The square footage of the building space being leased under the terms hereof, is approximately 81,775 square feet.

     PAR. 3. RENT - revise the RENT amount(s) as follows:

     Par. 3.1(a)    $24,732.34
     Par. 3.1(b)    $26,922.97
     Par. 3.1(c)    $28,514.49
     Par. 3.1(d)    $30,953.44
     Par. 3.2(a)    $28,983.65
     Par. 3.3(a)    $30,738.17
     Par. 3.4(a)    $33,531.86

     All other terms and conditions of the Lease, except as specifically modified herein, or by Addendum, shall remain in full force and effect.

LESSEE                                   LESSOR


SCHEIN PHARMACEUTICAL, INC.              RGR DEVELOPMENT CORPORATION
26 Harbor Park Drive                     4515 S. McClintock Drive, Suite 220
Port Washington, New York 11050          Tempe, Arizona 85282


By /s/ Martin Sperber                   By  /s/ Ronald G. Roth
  -------------------------------         ----------------------------
    Chairman                                   President
  -------------------------------         ----------------------------
                          Title                                Title

Date: August 27th, 1990                 Dated: Aug. 21, 1990
     ----------------------------             ------------------------



By /s/ Paul Kleutghen
  -------------------------------
   VP - Operations
  -------------------------------
                          Title

STATE OF NEW YORK, COUNTY OF NASSAU:

On the 27th day of August, 1990, before me personally came Martin Sperber to me known, who, being by me duly sworn, did depose and say that he resides in Nassau County, New York, that he is the Chairman of Schein Pharmaceutical, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                                     /s/ Norma Olszewski
                                                     ----------------------
                                                     Notary Public

                                                         NORMA OLSZEWSKI
                                                NOTARY PUBLIC, State of New York
                                                          No. 41-4914787
                                                    Qualified in Queens County
                                              Certificate Filed in Nassau County
                                               Commission Expires Dec. 14, 1991


STATE OF NEW YORK, COUNTY OF NASSAU:

On the 27th day of August, 1990, before me personally came Paul P. Kleutghen to me known, who, being by me duly sworn, did depose and say that he resides in Nassau County, New York, that he is the VP - Operations of Schein Pharmaceutical, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                                                     /s/ Norma Olszewski
                                                     ----------------------
                                                     Notary Public

                                                         NORMA OLSZEWSKI
                                                NOTARY PUBLIC, State of New York
                                                          No. 41-4914787
                                                    Qualified in Queens County
                                              Certificate Filed in Nassau County
                                               Commission Expires Dec. 14, 1991


STATE OF ARIZONA        )
                        )ss.
County of Maricopa      )


The foregoing instrument was acknowledged before me the 21st day of August, 1990 by Ronald G. Roth.


[NOTARY SEAL APPEARS HERE]


                                           /s/ Tina M. Koester
                                           -----------------------------
                                               Notary Public

                                           My Commission Expires:

                                           -----------------------------

                            THIRD ADDENDUM TO LEASE
                            -----------------------

     THIRD ADDENDUM TO LEASE made and entered into this 25th day of September 1990 by and between RGR DEVELOPMENT CORPORATION "Lessor", and SCHEIN PHARMACEUTICAL, INC. "Lessee".

     WHEREAS, SCHEIN PHARMACEUTICAL, INC., entered into a Lease dated February 16, 1990, with RONALD G. ROTH, subsequently assigned to RGR DEVELOPMENT CORPORATION as of May 15, 1990.

     WHEREAS, the parties to the Lease mutually agree to formally establish the Lease Commencement Date.

     NOW, therefore the Lease is modified as follows:

     PAR. 4.3 - Revise to: The Lease Commencement Date is herewith established as being November 1, 1990. The Occupancy Date of the premises is herewith established as being September 1, 1990.

     Early Move-In - The parties herewith agree that the month of October, 1990, shall be considered as an Early Move-In/additional month for tenant fixturization, and a monthly rental (Rent) consideration shall be paid Lessor, as established in Par. 3.1(a)- Second Addendum.

     All other terms and conditions of the Lease, except as specifically modified herein, or by Addendum, shall remain in full force and effect.


LESSEE                                   LESSOR


SCHEIN PHARMACEUTICAL, INC.              RGR DEVELOPMENT CORPORATION
26 Harbor Park Drive                     4515 S. McClintock Drive, Suite 220
Port Washington, New York 11050          Tempe, Arizona 85282


By /s/ Martin Sperber                   By  /s/ Ronald G. Roth
  -------------------------------         ----------------------------
    Chairman                                   President
  -------------------------------         ----------------------------
                          Title                                Title

Date: October 11, 1990                  Dated: 10-3-90
     ----------------------------             ------------------------



By /s/ Paul Kleutghen
  -------------------------------
   Vice President, Operations
  -------------------------------
                          Title

Dated:  October 11, 1990
      ---------------------------

STATE OF NEW YORK, COUNT OF NASSAU:

On the 11th day of October, 1990, before me personally came Martin Sperber to me known, who, being by me duly sworn, did depose and say that he resides in Nassau County, New York, that he is the Chairman of Schein Pharmaceutical, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                            /s/ Christina Shevchenko
                                            ----------------------------------
                                            Notary Public

                                                      CHRISTINA SHEVCHENKO
                                               Notary Public, State of New York
                                                         No. 30-4810282
                                                 Qualified in Nassau County
                                               Commission Expires June 30, 1991



STATE OF NEW YORK, COUNTY OF NASSAU:

On the 11th day of October, 1990, before me personally came Paul Kleutghen to me known, who, being by me duly sworn, did depose and say that he resides in Nassau County, New York, that he is the Vice President-Materials Operations of Schein Pharmaceutical, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                            /s/ Christina Shevchenko
                                            ----------------------------------
                                            Notary Public

                                                      CHRISTINA SHEVCHENKO
                                               Notary Public, State of New York
                                                         No. 30-4810282
                                                 Qualified in Nassau County
                                               Commission Expires June 30, 1991


STATE OF ARIZONA   )
                   )ss.
County of Maricopa )


The foregoing instrument was acknowledged before me the 3rd day of October, 1990 by Ronald G. Roth.



                                      /s/ Patty A. Chasey
                                      ------------------------------
                                          Notary Public


                                      My Commission Expires:

                                      ------------------------------

                                        [NOTARY SEAL APPEARS HERE]